UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Earliest Event Reported: February 18, 2011


                          RED MOUNTAIN RESOURCES, INC.
               (Exact name of Company as specified in its charter)


                       7609 Ralston Road, Arvada, CO 80002
                             (Address of Registrant)


                                       N/A
          (Former name or former address, if changed since last report)



            Florida                     000-164968            27-1739487
----------------------------       ------------------   ------------------------
(State or other jurisdiction       (Commission File     (IRS Employer Identifi-
   of  incorporation)                   Number)             cation Number)


                                 (720) 204-1013
                 Company's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

         On February 18, March 16, and April 19, 2011, Red Mountain Resources, Inc. (the "Company") issued three Promissory Notes in exchange for cash totaling $212,500. The Notes are non-interest bearing unless an event of default, as defined in the Notes, occurs, in which case interest will accrue at the rate of 10% per annum. The notes are due on June 30, 2011. Non-affiliate shareholders of the Company hold $162,500 of the Notes. The form of the Notes is attached hereto as Exhibit 10.1.


                             SECTION 8 OTHER EVENTS

8.01 Other Events

         The Company is in the process of raising funds through a private placement offering with a maximum of $25,000,000. At the time of this filing, the Company has sold 5,000,000 shares, raising $5,000,000, which is held in Escrow on behalf of the Company. The shares were sold at a price of $1.00 per share.


                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         (a) Financial Statements - None.

         (b) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit Number                      Description

10.1                                Form of Promissory Notes



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        RED MOUNTAIN RESOURCES, INC.



                                        By: /s/ Kenneth J. Koock
                                            ------------------------------------
                                            Kenneth J. Koock, Chief Executive
                                            Officer


                                            Date: April 27, 2011


























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